UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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PRIMORIS SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2100 McKinney Avenue, Suite 1500
Dallas, Texas 75201
 www.prim.com

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2017 Annual Meeting of Stockholders of Primoris Services Corporation, a Delaware corporation (NASDAQ:PRIM), to be held on Friday, May 5, 2017, at 9:00 a.m., Central Time, in the Maple Room at the Ritz-Carlton Hotel, located at 2121 McKinney Avenue, Dallas, Texas 75201.

During the Annual Meeting, we will discuss each item of business described in the accompanying Notice of the 2017 Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials and the Annual Report to Stockholders on SEC Form 10-K for the fiscal year ended December 31, 2016, a copy of which is included with the Notice and the Proxy Statement.

Please participate in our Annual Meeting of Stockholders by signing, dating and promptly mailing your enclosed proxy card to ensure the presence of a quorum. Your vote is important, whether or not you plan to attend. I hope you will ensure that your shares are represented and voted by completing and returning the enclosed proxy card. If you plan to attend the Annual Meeting of Stockholders, you will have the right to revoke your proxy and vote in person if you so desire. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow the instructions you receive from them to vote your shares.

Thank you for your ongoing support of and continued interest in Primoris Services Corporation.

Sincerely,

Brian Pratt
Chairman of the Board

2100 McKinney Avenue, Suite 1500
Dallas, Texas 75201
 www.prim.com

PROXY STATEMENT

i

2100 McKinney Avenue, Suite 1500

Dallas, Texas 75201

www.prim.com

NOTICE OF THE

2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 5, 2017

April 10, 2017

To our Stockholders:

The 2017 Annual Meeting of Stockholders of Primoris Services Corporation, a Delaware corporation, will be held on Friday, May 5, 2017, at 9:00 a.m., Central Time, in the Maple Room at the Ritz-Carlton Hotel, located at 2121 McKinney Avenue, Dallas, Texas 75201.

Only stockholders that owned shares of our common stock at the close of business on April 6, 2017 are entitled to vote at the Annual Meeting. A list of our stockholders will be made available at our principal executive offices at 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201 during ordinary business hours for ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

At the Annual Meeting, we will consider the following proposals, which are described in detail in the accompanying Proxy Statement:

1.           to elect three Class C Directors to hold office for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2020 or until a successor is elected and qualified. The Board of Directors has nominated Robert A. Tinstman, David L. King and John P. Schauerman for election as Class C Directors at the meeting;

2.           to provide a non-binding advisory vote approving the Company’s executive compensation program;

3.           to provide a non-binding advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future;

4.           to ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

5.           to transact such other business as may properly come before the Annual Meeting and all adjournments or postponements thereof.

PLEASE VOTE PROMPTLY—YOUR PROXY IS REVOCABLE AND YOU MAY VOTE IN PERSON AT THE MEETING IF YOU WISH.

References to “Primoris”, the “Company”, “we”, “us” or “our” in this Notice and the accompanying Proxy Statement refer to Primoris Services Corporation and its subsidiaries and affiliates, unless otherwise indicated.

By Order of the Board of Directors,

John M. Perisich
Executive Vice President, General Counsel and Secretary

2100 McKinney Avenue, Suite 1500

Dallas, Texas 75201

www.prim.com

PROXY STATEMENT

FOR THE

2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2017

SOLICITATION

This Proxy Statement, being mailed and made available electronically (on our Company website at www.prim.com ) to stockholders on or about April 10, 2017, is being sent to you by the Board of Directors (the “Board”) of Primoris Services Corporation in connection with our 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will take place at 9:00 a.m. Central Time, on Friday, May 5, 2017, in the Maple Room at the Ritz-Carlton Hotel, located at 2121 McKinney Avenue, Dallas, Texas 75201. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will vote to elect three Class C Directors, will vote on an advisory, non-binding basis, on the Company’s executive compensation program and the proposed timeline for seeking executive compensation non-binding advisory votes in the future and will vote to ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. In addition, management will report on our performance over the last fiscal year and, following the Annual Meeting, respond to questions from stockholders.

Materials provided

The Board sent you this Proxy Statement and the enclosed proxy card in order to solicit your proxy to vote your shares at the Annual Meeting. As a stockholder, you are invited to attend the meeting and are entitled to vote on the items of business described in this Proxy Statement.

Annual Meeting attendance

All stockholders as of April 6, 2017 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting. You may need to bring personal identification. Gaining admission to the Annual Meeting depends on how your stock ownership is recorded with our transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”). If your stock is held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, please obtain proof of ownership, such as a current brokerage account statement or certification from your broker. If your stock is registered directly in your name with our Transfer Agent, all you need is proof of identity; no proof of ownership is needed.

Voting at the Annual Meeting

Holders of our common stock (“Common Stock”) as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 51,437,305 shares of Common Stock outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting. There is no stockholder statutory right of appraisal or dissent with respect to any matters to be voted on at the Annual Meeting.

Quorum requirement

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

Stockholder of record & beneficial owner

All stockholders are invited to attend the Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Transfer Agent, you are considered the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Voting in person at the Annual Meeting — You may vote in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Voting without attending the Annual Meeting — Please complete and properly sign and date the accompanying proxy card and return it to the Transfer Agent in the accompanying pre-addressed envelope.

Changing your vote after returning your proxy card — You can revoke your proxy before it is exercised by:

•                                       delivering written notice of revocation of the proxy to our Secretary prior to the Annual Meeting; or

•                                       executing and delivering a later dated proxy card to our Secretary; or

•                                       attending and voting by ballot in person at the Annual Meeting.

Beneficial Owner of Shares

If your shares are held in a stock brokerage account, by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct the stockholder of record how to vote your shares. Your broker, bank or nominee has enclosed a voting instruction card for your use.

Voting without attending the Annual Meeting — Please follow the instructions provided by your broker, bank or nominee. You may vote by mail by completing, signing and dating the voting instruction cards provided by your broker, bank or nominee and mailing them to such entities in the accompanying pre-addressed envelopes.

Changing your vote after returning your proxy card — You may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote at the Annual Meeting in person by following the instructions in the next section below.

Voting in person at the Annual Meeting — You may vote in person at the Annual Meeting by obtaining a signed “legal proxy” from the record holder (e.g., your broker, bank or nominee) prior to the meeting.  Please bring your signed “legal proxy” and proof of identification to the meeting.

Required votes to approve each item

Each outstanding share of Common Stock is entitled to one vote on each proposal at the Annual Meeting. All matters require the existence of a quorum at the Annual Meeting. All proposals require an affirmative vote of the majority of shares represented in person or by proxy.  Election of Directors is determined by plurality voting. The individual receiving the largest number of votes for each position will be elected.

In voting on Proposal 1, the election of Directors, you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. A properly executed proxy marked “ABSTAIN” with respect to any other matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. An abstention on any matter other than election of Directors will have the effect of a negative vote on that matter. If you are a beneficial owner, shares represented by broker non-votes (when the broker indicates they do not have their customer’s direction on how to vote, nor has discretionary authority on how to vote) will be counted in determining whether there is a quorum but will not be counted as votes cast on any matter.

Inspector of elections

Our Executive Vice President, General Counsel and Secretary, John M. Perisich, will act as Inspector of Elections and oversee the voting results. The Inspector of Elections will also determine the presence of a quorum.

Voting results of the Annual Meeting

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on a Form 8-K filing with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting.

Board recommendations

The Board recommends a vote:

•                  FOR Proposal No. 1 to elect each of the three Class C Directors.

•                  FOR Proposal No. 2, the advisory, non-binding vote approving the Company’s executive compensation program.

•                  FOR Proposal No. 3, the advisory, non-binding vote on the proposed timeline for seeking executive compensation advisory votes in the future, the Board recommends a 3-year timeline.

•                  FOR Proposal No. 4 to ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Unless you give other instructions on your proxy card, the individual(s) named as proxy holder on the proxy card will vote in accordance with the recommendations of the Board.

Expense of soliciting proxies

We will pay the costs for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but the solicitation by mail may be followed-up by solicitation in person, or by telephone or facsimile, by our regular employees without additional compensation for such proxy solicitation activity or by a proxy solicitation firm. We will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to our stockholders.

Stockholder proposal deadline for the 2018 Annual Meeting

The rules of the SEC establish the eligibility requirements and the procedures that must be followed for inclusion of a stockholder’s proposal in a public company’s proxy materials. Under those rules, proposals submitted for inclusion in our 2018 proxy materials must be received on or before the close of business on the day that is 120 days prior to March 31, 2018. Proposals for inclusion in our 2018 proxy materials must comply with the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition to the requirements of the SEC, our Amended and Restated Bylaws (“Bylaws”) provide that in order for a proposal to be properly brought before an Annual Meeting of Stockholders, it must be either: (1) specified in the notice of the meeting given by us, (2) otherwise brought before the meeting by or at the direction of our Board, or (3) properly brought before the meeting by a stockholder entitled to vote at the meeting who complies with the following notice procedures: (i) the stockholder must give timely notice thereof in writing of the business to be brought before such meeting to our Secretary, and (ii) such business must be a proper matter for stockholder action under the Delaware General Corporation Law. Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not less than 45 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s Annual Meeting. If the date of the subsequent year’s Annual Meeting of Stockholders is changed by more than 30 days from the date of the prior year’s meeting, notice by the stockholder for the subsequent year’s Annual Meeting must be delivered to our Secretary within a “reasonable time” prior to our mailing of the proxy materials for the subsequent year’s Annual Meeting of Stockholders. We expect to announce the date of the 2018 Annual Meeting of Stockholders in early 2018.

If a stockholder proposes to nominate for election or reelection a director, the stockholder’s notice must include all information relating to such director nominee that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or otherwise required, in each case, pursuant to Regulation 14A and Rule 14a-11 under the Exchange Act.

For any business that a stockholder desires to bring before an annual meeting, the stockholder’s notice must comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and must include the following:

•                  a brief description of the proposal and the reasons for the proposal;

•                  the number of shares of Common Stock which are owned beneficially and of record by such stockholder or such beneficial owner;

•                  a representation that the stockholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•                  a representation whether the stockholder or the beneficial owner intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Any stockholder who intends to present a proposal at the 2018 Annual Meeting of Stockholders must send the proposal via standard mail, overnight delivery or other courier service, to Primoris Services Corporation, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201, Attention: Secretary.

The Nominating and Corporate Governance Committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Nominating and Corporate Governance Committee, c/o Secretary, Primoris Services Corporation, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201.

The Nominating and Corporate Governance Committee will evaluate recommendations for Director nominees submitted by Directors, management or qualifying stockholders in the same manner, using the criteria stated above and discussed on page 15 in the section entitled “Selection of Board Nominees”. All Directors and Director nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. At the discretion of the Nominating and Corporate Governance Committee, the process may also include interviews and additional background and reference checks for non-incumbent nominees.

Information about Primoris Services Corporation

We maintain a corporate website at www.prim.com. Visitors to the Investor Relations section of our website can view and print copies of our SEC filings, including this Proxy Statement and Forms 10-K, 10-Q and 8-K. Copies of the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and our Code of Ethics, are also available through our website. Alternatively, stockholders may obtain, without charge, copies of all of these documents by writing to Investor Relations at the Company’s headquarters. Please note that the information contained on our website is not incorporated by reference in, nor considered to be a part of, this Proxy Statement.

Documents not incorporated by reference into this Proxy Statement

The Audit Committee Report and the Compensation Committee Report are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically, and in writing, incorporate such information by reference.

MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1—ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

General Information

We currently have a classified Board consisting of eight members.  Five of our Directors are independent Directors as determined under NASDAQ listing rules. Our Directors are divided into three classes (Class A, Class B and Class C). Directors in each class are elected to serve for three-year terms that expire in successive years.  The terms of the Class C Directors Robert A. Tinstman, David L. King and John P. Schauerman expire at the upcoming 2017 Annual Meeting.

In February 2017, the Board of Directors’ Nominating and Corporate Governance Committee recommended to the Board the nomination of Robert A. Tinstman, David L. King and John P. Schauerman for re-election as Class C Directors for three-year terms expiring at the 2020 Annual Meeting, or until their successors are elected and qualified or their earlier death, resignation or removal. These recommendations were adopted unanimously by the Board. If the nominees become unavailable for any reason, or if any vacancy occurs before the election at the 2017 Annual Meeting (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board may designate.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.  If a quorum is present and voting, the nominees receiving the highest number of votes will be elected as Class C Directors. Abstentions and broker non-votes have no effect on the result of the vote; however, abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ROBERT A. TINSTMAN, DAVID L. KING AND JOHN P. SCHAUERMAN AS CLASS C DIRECTORS TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2020 OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED OR UPON THEIR EARLIER DEATH, RESIGNATION OR REMOVAL.

Information Regarding Directors and Director Nominees

The following table sets forth information regarding our current Directors, including the Class C Director nominees up for election at the Annual Meeting. There are no family relationships among any Directors, nominees or named executive officers of the Company. To our knowledge, there are no material proceedings to which any Director or executive officer is a party adverse to the Company or has a material interest adverse to the Company.

Name	Position with our Company	Age	Director Since

Class C Directors whose terms will expire at the 2017 Annual Meeting and are re-nominated for terms ending at the 2020 Annual Meeting:
Robert A. Tinstman	Independent Director	70	2009
David L. King	Director, President and Chief Executive Officer	64	2015
John P. Schauerman	Independent Director	60	2016

Class A Directors whose terms will expire at the 2018 Annual Meeting:
Brian Pratt	Director and Chairman of the Board	65	2008
Thomas E. Tucker	Independent Director	74	2008
Peter C. Brown	Independent Director	73	2009

Class B Directors whose term will expire at the 2019 Annual Meeting:
Stephen C. Cook	Independent Lead Director	67	2008
Peter J. Moerbeek	Director, Executive Vice President, Chief Financial Officer	69	2008

The person named in the enclosed proxy card will vote to elect Robert A. Tinstman, David L. King and John P. Schauerman as Class C Directors, unless you withhold this authority to vote for the election of any or all of the nominees by marking the proxy to that effect.

Director Biographies and Special Skills

Nominee whose Term Expires at the 2017 Annual Meeting (Class C)

ROBERT A. TINSTMAN was appointed a Director on December 18, 2009. Mr. Tinstman was the former president of Tinstman and Associates, LLC. From 1974 to 1999, Mr. Tinstman was employed by Morrison Knudsen and served as its President/Chief Executive Officer for the period 1995 to 1999. Mr. Tinstman was the Executive Chairman of James Construction Group from 2002 to 2007. Mr. Tinstman is a registered Professional Engineer in the state of Idaho. He graduated from University of Wisconsin, Platteville, with a B.S., Mining Engineering in 1968.

Mr. Tinstman is also a director on the following public company boards: IDA CORP, Inc., where he is chairman of the board; Westmoreland Coal Company where he is a member of the nominating and governance committee and member of the compensation committee; Home Federal Bancorp, where he was a member of the audit committee and chairman of the compensation committee until May 2014; and CNA Surety, where he was a member of the audit committee and chairman of the compensation committee until June 2011.

We believe that Mr. Tinstman’s qualifications to serve on our Board include his experience as President and Chief Executive Officer of one of the largest construction companies in the United States, as well as his wealth of knowledge of business systems and construction operations. The Board determined that Mr. Tinstman meets the NASDAQ rules for independence and is therefore an independent Director.

DAVID L. KING has served as our President and Chief Executive Officer since August 1, 2015 and has served as one of our Directors since May 2015.  Mr. King directs strategy, establishes goals and oversees our operations.  Prior to that, Mr. King was our Executive Vice President, Chief Operating Officer since March 2014.  Prior to joining Primoris, Mr. King spent several years at Chicago Bridge & Iron (“CB&I”), most recently as President of Lummus Engineered Products.  From 2010 to 2013 he was President of CB&I Project Engineering & Construction based in The Hague, Netherlands responsible for P&L operations worldwide.  From 2009 to 2010 he was Group Vice President for Downstream Operations for CB&I Lummus located in The Woodlands, Texas.  Mr. King also managed and helped establish the Global Services Group for CB&I in 2008 to 2009.  He has extensive EPF&C (Engineering, Procurement, Fabrication and Construction) industry experience in energy-related projects, Liquified Natural Gas (“LNG”), offshore, pipelines, refining, petrochemicals, gas processing, oil sands, synthesis gas and gas-to-liquids. Mr. King received his bachelor’s degree in Mechanical Engineering from Texas Tech University, an MBA from the University of Texas, Tyler, and an Advanced Executive Management Degree from Insead University in Fontainebleau, France.

Mr. King has a wealth of knowledge and experience in the industry and our business and has obtained in-depth knowledge of our employees, culture, competitors and the effect on our business of various government policies. We believe that his history and experience demonstrate that Mr. King is well qualified to serve on our Board.

JOHN P. SCHAUERMAN was appointed a Director on November 15, 2016.  He has served as the Company’s Executive Vice President of Corporate Development from February 2009 to May 2013, where he was responsible for developing and integrating Primoris’ overall strategic plan, including the evaluation and structuring of new business opportunities and acquisitions. Prior to that, Mr. Schauerman served as our Chief Financial Officer from February 2008 to February 2009, during which time Primoris went public through a merger with Rhapsody Acquisition Corp. He also served as a director of the Company from July 2008 to May 2013 and as a director of its predecessor entity, ARB, Inc. (“ARB”) from 1993 to July 2008. Mr. Schauerman joined ARB in 1993 as the Company’s Senior Vice President. Previously, he served as Senior Vice President of Wedbush Morgan Securities, Inc., a regional investment bank focused on financing activities for middle market companies (n/k/a Wedbush Securities, Inc.).  Mr. Schauerman has served on the Boards of Directors of MYR Group (NASDAQ: MYRG), a leading electrical infrastructure firm from March 2016 through November 2016; Harmony Merger Corp. (NASDAQ:HRMNU), a blank check investment company, since March 2015 and Wedbush Securities, Inc., a leading financial services and investment firm, since August 2014. Mr. Schauerman is also a member of the Dean’s Executive Board of the UCLA School of Engineering. Mr. Schauerman holds an MBA. in Finance from Columbia University, New York, and a B.S. in Electrical Engineering from the University of California, Los Angeles.

We believe that Mr. Schauerman’s qualifications to serve on our Board include his experience as a director on various public companies, his experience as chief financial officer of a large construction company, his wealth of knowledge of business systems and understanding of generally accepted accounting principles, experience in analyzing financial statements, understanding of internal control over financial reporting and his understanding and knowledge of public company rules and regulations.

Directors with Terms Expiring at the 2018 Annual Meeting (Class A)

BRIAN PRATT has been a Director and our Chairman since July 2008.  He served as our President and Chief Executive Officer from July 2008 through July 31, 2015.  He also holds the non-employee position of Senior Strategic Advisor.  Since 1983, he served as the President, Chief Executive Officer and Chairman of the Board of Primoris and its predecessor, ARB, Inc., a California corporation. Prior to July 2008, Mr. Pratt was the majority owner of Primoris. Mr. Pratt has over 35 years of hands-on operations and management experience in the construction industry. Mr. Pratt completed four years of courses in Civil Engineering at California Polytechnic College in Pomona, California.

Mr. Pratt has an intimate knowledge of our business, employees, culture, competitors and the effect on our business of various government policies. We believe that his long history and experience with Primoris, his significant ownership position in the Company and his in-depth knowledge of the construction industry demonstrate that Mr. Pratt is well qualified to serve on our Board.

THOMAS E. TUCKER has served as one of our Directors since July 2008. He is currently Chairman of Pennhill Land Company, a real estate development and investment company, where he has worked since he founded the company in 1983. He served as a board member of RSI Holding Corporation, a privately held national manufacturer of cabinets for homes, from 2002 to November 2008. Prior to that, he served as an advisory board member of ORCO Block Company, a Southern California manufacturer of block products, and Gemini Investors, a Boston based Investment Capital firm. Mr. Tucker also serves as a board member of the Segerstrom Center for the Arts in Orange County, California. Mr. Tucker received a B.S. in Business from the University of Southern California.

We believe that Mr. Tucker’s experience as a founder and executive officer of a large real estate development company, his expertise in the real estate development business and his directorships of both private and public companies qualify him to serve on our Board. The Board determined that Mr. Tucker meets the NASDAQ rules for independence and is therefore an independent Director.

PETER C. BROWN joined our Board on February 6, 2009. He has served from 1974 to 2005 as President at Brown Armstrong Accountancy Corporation, a regional provider of tax, audit, consulting and business services headquartered in Bakersfield, California and is a retired partner. Mr. Brown received a B.S. in Accounting from the University of Arizona. He is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the Colorado Society of Certified Public Accountants.

We believe that Mr. Brown’s qualifications to serve on our Board include his in-depth knowledge and understanding of generally accepted accounting principles, his background in tax regulations, experience in preparing, auditing and analyzing financials statements and understanding of the responsibilities and functions of audit committees. The Board determined that Mr. Brown meets the NASDAQ rules for independence and is therefore an independent Director.

Directors with Terms Expiring at the 2019 Annual Meeting (Class B)

STEPHEN C. COOK has served as one of our Directors since July 2008 and in May 2010 was appointed by the Board as Lead Director of the Company. Since 1990 he has served as President and principal stockholder of Fieldstone Partners, a Houston, Texas-based investment banking firm, focused primarily on corporate merger and acquisition advisory services. He has over 30 years of experience in the investment banking business, including 10 years with Rotan Mosle, Inc., a Texas-based regional investment firm and underwriter where he served as co-head of the corporate finance department and as a director of the firm. Mr. Cook received an A.B. in Economics from Princeton University and an MBA from Harvard Business School.

We believe that Mr. Cook’s qualifications to serve on our Board include his business and investment banking experience and his wealth of knowledge of mergers and acquisitions. The Board has determined that Mr. Cook meets the NASDAQ rules for independence and is therefore an independent Director.

PETER J. MOERBEEK was named our Executive Vice President, Chief Financial Officer effective February 6, 2009. He has served as one of our Directors since July 2008 and was Chairman of the Audit Committee until February 2009. From 2006 through February 2009, he was the Chief Executive Officer and a founder of a private equity-funded company engaged in the acquisition and operation of water and wastewater utilities. From August 1995 to June 2006, Mr. Moerbeek held several positions with publicly traded Southwest Water Company, a California based company which provided water and wastewater services, including director from 2001 to 2006; President and Chief Operating Officer from 2004 to 2006; President of the Services Group from 1997 to 2006; Secretary from 1995 to 2004; and Chief Financial Officer from 1995 to 2002. From 1989 to 1995, Mr. Moerbeek was the Vice President of Finance and Operations for publicly traded Pico Products, Inc., a manufacturer and distributor of cable television equipment. Mr. Moerbeek received a B.S. in Electrical Engineering and an MBA from the University of Washington and is a licensed certified public accountant.

We believe that Mr. Moerbeek’s qualifications to serve on our Board include his prior experience as the chief operating officer and the chief financial officer of a NASDAQ listed company, as well as his in-depth knowledge and understanding of generally accepted accounting principles, experience in analyzing financial statements, understanding of internal control over financial reporting and his understanding and knowledge of public company rules and regulations.

PROPOSAL 2

TO PROVIDE A NON-BINDING ADVISORY VOTE

APPROVING THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM

(Item 2 on Proxy Card)

At the meeting, the stockholders will vote on a non-binding, advisory resolution regarding the compensation of the Company’s named executive officers.

We believe that our compensation policies and procedures are competitive and strongly aligned with the long-term interest of our stockholders. This advisory stockholder vote, commonly known as “Say-on-Pay”, gives you as a stockholder the opportunity to express approval or withhold approval of the compensation we pay our named executive officers through voting for or against the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2017 proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussions).”

The Company and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this proxy statement. The Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Stockholders are encouraged to carefully review the “EXECUTIVE COMPENSATION” section of this proxy statement for a detailed discussion of the Company’s executive compensation program.

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE ADVISORY (NON-BINDING) PROPOSAL ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

TO PROVIDE A NON-BINDING ADVISORY VOTE ON THE PROPOSED

TIMELINE FOR SEEKING EXECUTIVE COMPENSATION ADVISORY VOTES IN THE FUTURE

(Item 3 on Proxy Card)

At the meeting, the stockholders will vote on a non-binding, advisory proposal regarding the frequency of the advisory stockholder vote on executive compensation discussed in Proposal 2 above in this proxy statement. Stockholders will have the opportunity to cast an advisory vote on whether the stockholder vote on executive compensation should occur every three years, two years or one year. Stockholders may also abstain from voting on the matter.

Because your vote is advisory, it will not be binding upon the Company or the Board of Directors. However, the board of directors will take into account the outcome of the vote when considering the frequency of the advisory stockholder vote on executive compensation.

We believe this approach provides the most efficient form of communication and lends itself to the long-term nature of the compensation plans for our management. The vote corresponds to the information presented in the accompanying proxy statement for the annual stockholders meeting. We emphasize that you are not voting to approve or disapprove the Board of Directors’ recommendation.  Instead, your proxy card provides you with four options regarding this advisory, non-binding proposal. You may cast an advisory vote for the stockholder vote on executive compensation to occur every third year, every other year, or every year, or you may abstain from voting on the matter.

Based on the Company’s history, levels of management compensation and compensation practices, we believe that an advisory, non-binding vote for the stockholder on executive compensation should occur every third year.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AN ADVISORY STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION EVERY THIRD YEAR.

PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 4 on Proxy Card)

General

We are asking the stockholders to ratify the Audit Committee’s appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The firm is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. If the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

A Moss Adams, LLP representative is expected to attend the 2017 Annual Meeting of the Stockholders. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate stockholder questions.

The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of Moss Adams, LLP as our independent registered public accounting firm for 2017.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

CORPORATE GOVERNANCE

We believe that effective corporate governance is an important element of our long-term success and ability to create value for our stockholders. Our Board periodically reviews our existing corporate governance policies and practices, as well as related provisions of the Sarbanes-Oxley Act of 2002, current and proposed rules of the SEC, and the corporate governance requirements of NASDAQ. Based on its review, the Board has approved charters, policies, procedures and controls that we believe promote and enhance our corporate governance, accountability and responsibility and promote a culture of honesty and integrity.

Charters for each of our Board committees are available on the Investor Relations section of our website at www.prim.com, and copies are available free of charge upon request to our Secretary at Primoris Services Corporation, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201.

Board Independence

The listing standards of NASDAQ require that companies have a board of directors with at least a majority of independent directors. Determining director independence requires that the Board affirmatively determine that the director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To assist it in making independence determinations, the Board has adopted independence standards, which include the standards required by NASDAQ for independent directors. Under these standards, a director is not independent if:

•                  The director is, or has been within the last three years, one of our or our subsidiaries’ employees, or the director has an immediate family member who is, or has been within the last three years, one of our executive officers;

•                  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in compensation from us (other than compensation for Board or Committee service, compensation to a family member who is an employee but not an executive officer, or benefits under a tax-qualified retirement plan or non-discretionary compensation);

•                  The director is, or has a family member that is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current year or in any of the last three years, that exceed 5% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is greater, other than payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs;

•                  The director, or an immediate family member, is currently employed, or has been employed within the last three years, as an executive officer of another company where any of our present executive officers serves or has served on that company’s compensation committee; or

•                  The director is, or has a family member, that is a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

On the basis of the Board independence standards identified above, and such other factors as the Board may consider from time to time, the Board has affirmatively determined that Messrs. Brown, Cook, Schauerman, Tinstman and Tucker are independent.

Board Structure and Committee Composition

The Board has: (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Nominating and Corporate Governance Committee and (iv) a Succession Planning Committee. The Board and its Committees meet throughout the year on a set schedule and also hold special meetings, both telephonically and in person, and act by written consent from time to time, as appropriate. During 2016, the Board held a total of seven meetings, the Audit Committee held five meetings, the Compensation Committee held two meetings, the Nominating and Corporate Governance Committee held four meetings and the Succession Planning Committee held one meeting. The independent Directors meet in executive session at meetings of the Board and Committees as necessary. During the Board meetings, all of the independent Directors met in executive session without any management members four times during 2016.

On November 15, 2016, Mr. John P. Schauerman became a member of the Board.  In May 2010, Mr. Cook was appointed by the Board as the Lead Director, responsible for chairing the Board meetings in the absence of the Chairman, chairing executive sessions of independent Directors, acting as the principal liaison between the Chairman and the independent Directors and serving as the contact Director for stockholders.

The Board and the Compensation Committee do not make decisions regarding an executive officer’s compensation in the presence of such executive officer. The compensation of our Chief Executive Officer and all other executive officers is recommended to the Board of Directors for approval by the Compensation Committee.  The Board of Directors act on the recommendations in a vote in which only independent Directors participate and which takes place during executive sessions of independent Board members.

Director nominees are selected or recommended for the Board of Directors’ selection by the Nominating and Corporate Governance Committee.  The Board of Directors act on the recommendation in a vote in which only independent Directors participate and which takes place during executive sessions of independent Board members.

Each Director attended all of the Board and Committee meetings held in 2016. Mr. Pratt recused himself from one meeting where the purchase of related party property was to be discussed. In addition, each Director attended all of the meetings held by all Board committees on which such person served (during the periods that such person served).

The Audit, Compensation and Nominating and Corporate Governance committees operate under written charters adopted by the Board. The Board committee charters are available on the investor relations section of our website at www.prim.com.

The members of the Board committees are identified in the following table:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Succession Planning Committee
Brian Pratt				X
Stephen C. Cook	X	Chair	X	X
Thomas E. Tucker	X		Chair
Peter C. Brown	Chair	X
Robert A. Tinstman		X	X	Chair
John P. Schauerman	X

(1)                                 Messrs. Brown, Cook, Schauerman, Tinstman and Tucker are independent Directors.

Audit Committee

The Audit Committee consists of four persons, all of whom are independent under the NASDAQ listing standards. Members of the Audit Committee must also satisfy additional SEC independence requirements, which provide that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than compensation in their capacity as Director, or otherwise be an “affiliated person” of us. The Board has determined that Audit Committee members Messrs. Brown, Cook, Schauerman and Tucker all satisfy the applicable SEC independence requirements. The Board has also determined that each member of our Audit Committee qualifies as independent under Rule 10A-3 of the Exchange Act.

The Audit Committee oversees our accounting and financial reporting processes, internal control systems, independent auditor relationships and the audits of our financial statements. Among other matters, the Audit Committee’s responsibilities include the following:

•                  Selecting and hiring our independent registered public accounting firm;

•                  Evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•                  Reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•                  Reviewing with management and our independent registered public accounting firm the results of our annual and quarterly financial statements. On a quarterly basis, the independent Audit Committee members meet with the auditors without the presence of management. During these independent sessions, the Committee and the auditors discuss, among other things, the acceptability of the Company’s accounting principles, critical accounting policies and sensitive accounting estimates;

•                  Overseeing the administration of management’s process for the design, review of adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;

•                  Reviewing management’s assessment of internal control and steps taken to monitor and control our exposure to financial risk;

•                  Overseeing the administration of management’s process of reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;

•                  Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements of accounting matters; and

•                  Reviewing and approving any related party transactions.

Audit Committee Financial Expert.  The Board has also determined that Mr. Brown and Mr. Schauerman are the Audit Committee “financial experts” as defined under SEC rules and regulations. Management has the primary responsibility for the preparation of the financial statements and the financial reporting processes of the Company.

The Audit Committee Report is included on Page 22.

Compensation Committee

The members of the Compensation Committee of the Board are Messrs. Cook (Chairman), Brown and Tinstman. All of the members of the Compensation Committee meet the independence requirements of NASDAQ listing standards.

The Compensation Committee monitors and assists the Board in determining compensation for our executive officers and Directors. The Board and the Compensation Committee do not make decisions regarding an executive officer’s compensation in the presence of such executive officer. After the Compensation Committee analyzes compensation issues related to our Chief Executive Officer and other executive officers, it makes a recommendation to the Board’s independent Directors for determination by independent Directors in a vote in which only independent Directors participate. The Compensation Committee has the following authority and responsibilities, among others, with respect to our Director and executive compensation plans:

•                  Reviewing the goals and objectives of our executive compensation programs and recommending to the Board any changes to these goals and objectives;

•                  Reviewing our executive compensation plans including incentive, equity-based and benefit plans, and recommending to the Board the adoption of new plans or amendments to existing plans;

•                  Evaluating annually the performance of the Chief Executive Officer and recommending to the independent members of the Board his or her compensation level based on this evaluation;

•                  Evaluating annually the performance of the other executive officers of the Company and its subsidiaries and recommending to the independent members of the Board the compensation level of each based on this evaluation;

•                  Reviewing and recommending to the independent members of the Board, concurrently with the Board’s Audit Committee, any employment, severance or termination arrangements made with any executive officer of the Company or its subsidiaries; and

•                  Evaluating the appropriate level and types of compensation for Board and Committee service by non-employee Directors and recommending any changes to the Board.

The Compensation Committee has the power to form subcommittees for any purpose that it deems appropriate and may delegate to such subcommittee such power and authority as the Compensation Committee may deem appropriate, provided it does not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. The Compensation Committee may consider the recommendations of our Chief Executive Officer in determining the level of compensation of the executive officers of the Company and its subsidiaries. The

Compensation Committee has the authority to retain such independent consultants or advisers as it deems necessary and appropriate, including compensation consultants, to advise it with respect to amounts or forms of executive or Director compensation, and may rely on the integrity and advice of any such advisers. The Compensation Committee also has the sole authority to retain a compensation consultant to assist it in carrying out its responsibilities, including the sole authority to approve the consultant’s fees and other retention terms, such fees to be borne by us, and to terminate any such consultant.

The Committee engaged Pay Governance, LLC as its independent advisor in 2012.  Prior to their engagement, Pay Governance did not perform any services for the Company. The Committee considered independence factors under Dodd-Frank and NASDAQ rules and concluded that the work performed by Pay Governance did not present any conflicts of interest.  As requested by the Committee, Pay Governance advises and consults with the Committee on compensation issues, compensation design and trends, and keeps the Committee apprised of regulatory, legislative, and accounting developments and competitive practices related to executive compensation. Pay Governance reviews, at the direction of the Committee, compensation levels, trends and practices at the discretion of the Committee. Pay Governance does not determine the exact amount or form of executive compensation for any executive officers. See “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” on page 23. Pay Governance reports directly to the Committee, and a representative of Pay Governance, when requested, attends meetings of the Committee, is available to participate in executive sessions and communicates directly with the Committee Chair or its members outside of meetings. Pay Governance does no other work for the Company.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of our Board and any member of the Board of Directors or compensation committee of any other companies, nor has such interlocking relationships existed in the past.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Tucker (Chairman), Cook, and Tinstman.  All of the members of the Committee meet the independence requirements of NASDAQ listing standards.

The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become Directors consistent with criteria established by the Board. After the Nominating and Corporate Governance Committee identifies qualified individuals, it makes a recommendation to the Board’s independent Directors. Director nominees are selected by a majority of the Board’s independent Directors in a vote in which only independent Directors participate. Among other matters, the Committee’s responsibilities include the following:

•                  Evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of Directors to committees of our Board;

•                  Administering a policy for evaluating and considering nominees for election to the Board;

•                  Overseeing the evaluation of our Board as a whole;

•                  Reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes; and

•                  Developing and reviewing our Code of Ethics and assuring that it is appropriate for us.

Selection of Board Nominees

In identifying Board nominees, we may consider individuals who are known to our officers or Directors, or individuals with significant industry or other relevant experience. The Nominating and Corporate Governance Committee’s consideration of a candidate as a Director includes assessment of the individual’s understanding of our business, the individual’s professional and educational background, skills, expertise, potential time commitment, and other criteria established by the Nominating and Corporate Governance Committee from time to time.

To provide such a contribution to us, a Director must generally possess one or more of the following, in addition to personal and professional integrity:

•                  Experience in corporate management;

•                  Experience in our industry;

•                  Experience as a board member or officer of a publicly held company;

•                  Experience in financial and accounting matters;

•                  Diversity of expertise and experience in substantive matters related to our business; and

•                  Practical and mature business judgment.

The Nominating and Corporate Governance Committee has adopted its own procedures for evaluating the suitability of potential Director nominees, including qualifications for a “financial expert” and financially literate members for the Audit Committee.

Succession Planning Committee

In May 2011, the Board of Directors established a Succession Planning Committee and appointed Mr. Tinstman as Committee Chair with Mr. Pratt, our Chairman, and Mr. Cook, our independent Lead Director, as members. The purpose of the Committee is to coordinate the efforts of the Board and executive management in establishing the processes, procedures and practices that the Board and management will use to meet their succession planning responsibilities, including succession with respect to the position of CEO. In addition, the Committee has established contingency plans for the departure, death or disability of our CEO.

Board Role in Risk Oversight

Our Board is responsible for oversight of our Company’s risks. As with all companies, and especially with construction companies, we face a variety of risks in our business. Many of these risks are discussed in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, which was filed with the SEC on February 28, 2017.

The Board believes that having a system in place for risk management and implementing strategies responsive to our risk profile and exposures is the best way to identify in a timely manner specific material risks, but we can give no assurances that we will be able to identify or mitigate all possible risks in advance. In order to more efficiently provide oversight of these material risks, the Board has designated certain risk oversight responsibilities to relevant Board committees. The Audit Committee has the direct responsibility for risk oversight relating to accounting matters, financial reporting, enterprise, legal and compliance risks. To assist in this risk oversight function, the Audit Committee obtains assistance from the following: (1) our Chief Financial Officer, who is responsible for managing our risk management function, (2) our General Counsel, who is responsible for the Company’s third party insurance programs and (3) our independent registered public accounting firm. The Audit Committee meets periodically with management and the independent auditors to review financial exposures. The Compensation Committee is responsible for risks related to employment policies and our compensation and benefits systems. The Nominating and Corporate Governance Committee oversees risks associated with our Code of Conduct, including compliance with listing standards for independent Directors and committee assignments. As necessary, the committee chairmen report any risk-related matters to the full Board at Board of Directors meetings.

While the Board is responsible for risk oversight, the day-to-day risk management is the responsibility of the operating management and executive officers. Our executive officers maintain a significant ownership interest which results in an increased level of awareness of the need of risk management and risk oversight for the long-term benefit of the Company.

Code of Ethics

The Company has a Code of Ethics that complies with the rules and regulations adopted by the SEC and NASDAQ listing standards and are applicable to all of our Directors, officers and employees. The Code of Ethics also includes a supplement with additional policies that are applicable to the CEO, CFO and all senior financial officers of the Company.  The Code of Ethics is available on the Investor Relations/Governance section of our website at www.prim.com.  We intend to post amendments to, or waivers, if any, from our Code of Ethics (to the extent applicable to our Directors or Chief Executive Officer, Principal Financial Officer, or Principal Accounting Officer) at this location on our website. Among other matters, this Code of Ethics is designed to promote:

•                  Honest and ethical conduct;

•                  Avoidance of conflicts of interest;

•                  Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•                Compliance with applicable governmental laws and regulations and stock exchange rules;

•                  Prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and

•                  Accountability for adherence to the Code of Ethics.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

Directors are strongly encouraged to attend our Annual Meetings of Stockholders, and we currently expect all of our Directors to be in attendance at the Annual Meeting on May 5, 2017. All the Directors were in attendance at the 2016 Annual Meeting.

Stockholder Communications with the Board of Directors

Stockholders may communicate with any of our Directors, either individually or as a group, by writing to them at Primoris Services Corporation, c/o Secretary, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201. Please specify to whom your correspondence should be directed. The Secretary will promptly forward all correspondence to the Board or any specific committee member, as indicated in the correspondence, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as product-related or service-related inquiries, elsewhere within the Company for review and possible response.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written policy requiring review, approval and ratification of any related party transaction. All related party transactions may be consummated and continued only if the Audit Committee has approved or ratified such transaction after a review of the relevant facts and circumstances.

The following is a description of related party transactions to which we have been a party, in which the amount involved exceeded $120,000, other than compensation and employment arrangements described elsewhere in this Proxy Statement. The descriptions are for the annual periods of 2016, 2015 and 2014. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s length transactions with independent third parties. In addition, any new leases, extensions of lease terms and changes in lease terms or amounts must be approved in advance by the independent directors of the Audit Committee.

Primoris has entered into leasing transactions with Stockdale Investment Group, Inc. (“SIGI”). Our Chairman of the Board of Directors and our largest stockholder, Brian Pratt along with his family, hold a majority interest of SIGI. John M. Perisich, our Executive Vice President and General Counsel, is secretary of SIGI. The leases are for three properties used by the Company in California, with various expiration dates, with the last expiring in 2023. During the years ended December 31, 2016, 2015 and 2014, the Company paid $849,000, $831,000 and $862,000, respectively, in lease payments to SIGI for the use of these properties. Primoris purchased the SIGI properties on March 31, 2017. Primoris leases properties from other individuals that were past sellers of acquisitions or are current employees. The amounts leased are not material and each arrangement was approved by the Board of Directors.

DIRECTOR COMPENSATION

Directors who also are employees of the Company do not receive additional compensation for serving as Directors.  Compensation for employee Directors is determined by the Board’s Compensation Committee and is discussed further in the Compensation Discussion and Analysis section of this proxy.

Current compensation for independent Directors of the Company includes the following components:

•                  Cash payments of $35,000 made for the second and fourth calendar quarters of each year.

•                  In lieu of cash payments for the first and third calendar quarters of each year, the Directors are issued Common Stock with an approximate aggregate value of $46,667 each. The Common Stock cannot be traded for a period of one year from the date of issuance. The number of shares is determined using the average of the closing prices of the Company’s Common Stock on NASDAQ for the one-month period prior to the beginning of the quarter. The shares are issued pursuant to the Primoris 2013 Equity Incentive Plan, approved by the stockholders on May 3, 2013 (“2013 Equity Plan”).

•                  Additional annual cash compensation as follows:

•                  $25,000 to the Chairman of the Board;

•                  $20,000 to the Chairman of the Audit Committee

•                  $15,000 to the Chairman of the Compensation Committee; and

•                  $15,000 to the non-employee chairman of any other committees established by the Board of Directors.

In addition, Directors are reimbursed for expenses incurred in connection with Board and Board Committee meetings and assignments.

On August 5, 2015, the Board of Directors approved a four year agreement for Brian Pratt (our former CEO) as a Senior Strategic Advisor.  The agreement provides for an annual fee of $325,000, medical insurance benefits equal to those provided to Company employees, Company-provided automobile insurance coverage, up to 100 hours of personal use of any Company owned or leased aircraft per year, and reimbursement of personal use of Company-paid club memberships in Dallas County, Texas and Orange County, California.

The table below details the compensation earned by our non-employee Directors in 2016.

Non-Employee Director	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
Peter C. Brown	$90,000	$93,334	$—	$183,334
Stephen C. Cook	$85,000	$93,334	$—	$178,334
John P. Schauerman	$17,500	$—	$33,000	$50,500
Robert A. Tinstman	$85,000	$93,334	$—	$178,334
Thomas E. Tucker	$85,000	$93,334	$—	$178,334
Brian Pratt	$420,000	$93,334	$25,759	$539,093

(1)         The non-employee Directors were each issued 2,090 shares of Common Stock in February 2016 and 2,349 shares in August 2016. The shares were issued under the 2013 Equity Plan and are subject to a one-year contractual holding requirement. The aggregate market value of the shares on the date received was $85,378 for 2016. The Company has never issued stock options as Director compensation and there were no outstanding equity awards as of April 6, 2017.

(2)         All Other Compensation amounts reflected:

(a)              Consulting fees paid to Mr. Schauerman during 2016.

(b)              The value of personal use of Company aircraft by Mr. Pratt.  The Company determined the value of personal aircraft use using the aggregate incremental cost to the Company, based on the cost of fuel, trip-related maintenance, crew travel expenses, landing fees, trip related costs and smaller variable costs.  For tax purposes, income is imputed to the Director for non-business travel based on a multiple of the Standard Industry Fare Level (SIFL) rates.

(c)               Medical insurance benefits provided to Mr. Pratt under his agreement with the Company.

STOCK OWNERSHIP

Security Ownership of 5% or Greater Stockholders, Directors, Director Nominees and Executive Officers

The following table sets forth information with respect to beneficial ownership of Common Stock for (a) those persons known by management of the Company to beneficially own 5% or more of our Common Stock (other than executives and Directors), (b) each Director and Director nominee, (c) the Named Executive Officers listed in the Summary Compensation Table under “Executive Compensation” (which includes (i) our current Chief Executive Officer, (ii) our current Chief Financial Officer, (iii) our two other executive officers and (iv) our two most highly compensated employees who are not executive officers), and (d) all of our executive officers and Directors as a group. The information for the officers and Directors is provided as of April 6, 2017 and the information for 5% or more stockholders is as of the most recent filing with the SEC. The Company is not aware of any arrangement or pledge of Common Stock that could result in a change of control of the Company.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To our knowledge, the persons named in the table have “sole voting and investment power” and “shared voting and investment power”, with respect to all shares of Common Stock beneficially owned, subject to community property laws where applicable.

Name	Amount and Nature of Beneficial Ownership (1)	Percentage of Common Stock Outstanding(2)
5% or Greater Stockholders (other than executives and Directors):
Barrow, Hanley, Mewhinney & Strauss, LLC (3)	3,071,246	5.9%
The Vanguard Group (4)	3,097,120	6.0%
Wellington Management Group, LLP (5)	2,644,813	5.1%

Named Executive Officers and Directors:
Brian Pratt (6)	10,028,221	19.5%
John P. Schauerman (7)	529,964	1.0%
Scott Summers	784,479	1.5%
Timothy R. Healy	267,237	*
Peter J. Moerbeek (8)	147,168	*
John M. Perisich (9)	142,801	*
David L. King (10)	64,444	*
Thomas E. McCormick (11)	26,912	*
Thomas E. Tucker (12)	26,689	*
Peter C. Brown	26,518	*
Robert A. Tinstman	26,518	*
Stephen C. Cook	12,574	*
All Directors, nominees and executive officers as a group (14 individuals)	12,397,814	24.0%

*                       Indicates beneficial ownership of less than one percent of total outstanding Common Stock.

(1)                     This table lists voting securities, including shares held of record, shares held by a bank, broker or nominee for the person’s interest and shares held through family trust arrangements.

(2)                     For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group plus the number of shares of Common Stock that such person or group has the right to acquire on or within 60 days after April 6, 2017 divided by the sum of the 51,653,655 shares of Common Stock outstanding on April 6, 2017, plus the number of shares of Common Stock that such person or group has the right to acquire on or within 60 days after April 6, 2017.

(3)                     Based on information set forth in the Schedule 13G/A filed with the SEC on February 9, 2017.  The principal business address of Barrow, Hanley, Mewhinney & Strauss, LLC is 2200 Ross Avenue, 31st Floor, Dallas, TX 75201.

(4)                     Based on information set forth in the Schedule 13G/A filed with the SEC on February 9, 2017.  The principal business address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(5)                     Based on information set forth in the Schedule 13G/A filed with the SEC on February 9, 2017.  The principal business address of Wellington Management Group, LLP is 280 Congress Street, Boston, MA 02210.

(6)                     Includes 9,930,411 shares of Common Stock held directly by Brian Pratt and indirectly by Barbara Pratt, as the spouse of Mr. Pratt, and 97,810 shares of Common Stock owned directly by Ms. Pratt and indirectly by Mr. Pratt.

(7)                     Represents 529,964 shares of Common Stock owned directly by the John P. Schauerman & Claudia H. Schauerman Family Trust dated August 12, 2010 and indirectly by John P. Schauerman, as trustee of the trust.

(8)                     Includes vested RSU Units as follows: 75,000 vested Units, 25,000 Units that will vest on April 30, 2017 and 1,672 vested Dividend Equivalent Units (as provided for under the 2013 Equity Plan).

(9)                     Represents 142,801 shares of Common Stock owned directly by the Perisich Family Trust dated July 11, 2007 and indirectly by John M. Perisich, as trustee of the trust.

(10)              Includes vested RSU Units as follows: 48,512 vested Units and 619 vested Dividend Equivalent Units (as provided for under the 2013 Equity Plan).

(11)              Includes RSU Units as follows: 23,080 vested Units and 53 vested Dividend Equivalent Units (as provided for under the 2013 Equity Plan).

(12)              Includes 26,386 shares of Common Stock held by the Tucker Family Trust U/A dated 12/21/1998, a revocable trust, of which Thomas E. Tucker is a trustee and beneficiary and 303 shares of Common Stock held by SaraJen Capital, LLC, a California limited liability company, of which Mr. Tucker is a one-third member and sole manager with full dispositive power over such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, Directors and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities to file reports of securities ownership and changes in ownership with the SEC.

As of the date of this Proxy Statement, and based solely on our review of the copies of such reports furnished to us and written representations from our executive officers and Directors, we believe that all reports needed to be filed by current Section 16 reporting persons were timely filed for the year ended December 31, 2016 and through April 10, 2017, with the exception of one Form 4 report that will be filed by Thomas E. McCormick for 3,779 shares of restricted stock issued on March 7, 2017 as a participant of the Company’s LTR Plan.

INFORMATION ABOUT AUDIT FEES AND SERVICES

Independent Registered Public Accounting Firm Fees and Services

The following is a summary of the fees billed for professional services for the fiscal years ended December 31, 2016 and 2015:

Fee Category	Calendar Year 2016 Fees	Calendar Year 2015 Fees
Audit Fees (1)	$1,180,120	$1,183,266
Audit Related Fees (2)	157,057	199,590
Tax Fees (3)	315,848	127,043
Total Fees	$1,653,025	$1,509,899

(1)                           Fees for audit services consist of the fees associated with the annual audit, for quarterly SAS 100 reviews and reviews of our Quarterly Reports on Form 10-Q.

(2)                                 Audit related fees include proxy filings, registration statements and standalone audits for Primoris subsidiaries.

(3)                           Tax fees include professional services rendered for tax compliance (preparation and review of tax returns), tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted policies and procedures regarding the pre-approval of the performance by Moss Adams, LLP of audit, audit-related and tax services, except as may otherwise be provided by law or regulation. Moss Adams, LLP has also been instructed to obtain advance approval of any other services. All services listed above and all fees were approved in advance by the Audit Committee.

Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act or the Securities Exchange Act, except to the extent we specifically incorporate this report by reference.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) the integrity of our financial statements, (ii) the independent registered public accounting firm’s qualifications, independence and performance, (iii) our accounting and financial reporting processes, (iv) our compliance with financial legal and regulatory requirements, and (v) the audits of our financial statements. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.

Management has the primary responsibility for the preparation of the financial statements and the reporting process, as well as performing an evaluation and assessment of the effectiveness of the Company’s internal control over financial reporting using the control criteria framework of the Committee of Sponsoring Organizations of the Treadway Commission (COSO 2013).  Our management has represented to the Audit Committee that the consolidated financial statements for the fiscal year ended December 31, 2016 were prepared in accordance with generally accepted accounting principles and that the Company’s internal control over financial reporting was effective as of December 31, 2016. In addition to its review of the consolidated financial statements and in the performance of its oversight function over internal controls, the Audit Committee reviewed and discussed with management the critical accounting policies that were applied in the preparation of our consolidated financial statements, and the process for certifications by our Chief Executive Officer and our Chief Financial Officer.

Our independent registered public accounting firm is responsible for auditing the consolidated financial statements for the fiscal year ended December 31, 2016 and issuing an opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016.  The Audit Committee discussed the results of the work of the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No.16 (Communications with Audit Committees). In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with them their independence from the Company and its management. The Audit Committee also evaluated whether the independent registered public accounting firm’s provision of non-audit services to us was compatible with the auditor’s independence and determined it was compatible. The members of the Audit Committee met in executive session (with no management in attendance) with the independent registered public accounting firm each quarter during the year.

The Board determined that the Audit Committee members meet the independence requirements of Rule 10A-3 of the Exchange Act and applicable NASDAQ independence rules.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Peter C. Brown (Chairman)

Stephen C. Cook

Thomas E. Tucker

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the oversight of our executive compensation program by the Compensation Committee of the Board of Directors and provides a discussion of the compensation earned in 2016 by our executive officers.  At December 31, 2016, the following four persons were designated by the Board of Directors as the executive officers of the Company:

•                  David L. King, 64, President and Chief Executive Officer (CEO);

•                  Peter J. Moerbeek, 69, Executive Vice President, Chief Financial Officer (CFO);

•                  Thomas E. McCormick, 54, Executive Vice President, Chief Operating Officer (COO); and

•                  John M. Perisich, 52, Executive Vice President, General Counsel and Secretary.

In addition, the discussion will encompass compensation earned by our two most highly compensated employees who are not executive officers:

•                  Timothy R. Healy, 57, Co-President, ARB, Inc. (Industrial); and

•                  Scott Summers, 58, Co-President, ARB, Inc. (Underground).

These six persons are referred to as Named Executive Officers (“NEOs”) in the following discussion.

Overview

Our management compensation programs apply broadly to all officers and management persons at the Company with modifications to reflect the different management levels, experience levels and types of responsibilities. The Company’s goal is to align compensation so that the entire management team is committed to the Company’s corporate objectives of achieving both near- and long-term profitable growth.

In overseeing the executive compensation policies and practices for the Company, the Compensation Committee recognizes two unique cultural elements associated with (1) the transition in July 2008 from a successful privately owned company to a successful publicly traded company, and (2) the major acquisitions made since becoming a publicly traded company.  At the time that we became a publicly traded company, ownership was held by 42 employees, directors and associates, all of whom had purchased their ownership interest.  The 2008 transaction provided many of these former owners with a significant number of shares of the publicly traded company.  Similarly, our acquisitions of James Construction Group in 2009 and Rockford in 2010 involved the issuance of a significant amount of Company stock to a number of executives and managers.  Many of these former owners have remained as executives and managers, and a significant portion of their personal wealth results from their ownership of our stock. This ownership has helped align the interests of many of the Company’s executives and managers with those of our stockholders.

To help maintain the ownership culture, the Compensation Committee has approved our Long-term Retention Plan (“LTR Plan”) which includes the offering of discounted shares to executives and managers.

To date the Company has not had a program to grant awards of equity through either grants of stock or stock options. At the time of his hiring in 2014, our CEO received a grant of 48,512 Restricted Stock Units (“Units”) vesting over a three-year period, and at the time of his hiring in 2016, our COO received a grant of 92,321 Units vesting over a three-year period.  In 2013, our CFO received a grant of 100,000 Units vesting over a four-year period.

Prior to becoming a public company, it was our practice to provide annual discretionary bonus awards based both on overall financial and non-financial performance. These discretionary awards were not tied to attaining a specific financial result; that is, there was no mathematical formula for determining bonus amounts. For the most part, the Compensation Committee has retained this practice.  The Committee believes that based on the history and culture of the Company, the discretionary approach has served to recognize performance and motivate the executive management team.  The largest annual discretionary bonus amount awarded since 2008 has been $500,000.

At the time of David L. King’s promotion to CEO in August 2015, the Compensation Committee separated his total annual bonus into two parts: a performance-based formula (as that concept is used in Section 162(m) of the Internal Revenue Code); and a discretionary amount. At the time of hiring Thomas McCormick as COO in April 2016, the Compensation Committee also separated his total annual bonus into a performance-based formula and a discretionary amount.

The Compensation Committee recognizes that as the Company grows, as some executives roles change and as new executives are recruited, we may need to consider making changes that could more closely align our practices with those typically utilized by other publicly traded companies. These practices may include establishment of more formulaic annual incentive calculations, a more formulaic total bonus amount and an increased emphasis on equity awards within the total compensation structure.  In addition, more regular participation in equity awards may be required to attract executives.

Based on our overall financial performance since becoming a public company and the fact that there has been minimal turn-over at the senior and executive management levels of the Company, we believe that our current compensation practices and ownership culture have served our stockholders well.

Shareholder “Say-on-Pay” Vote

At our Annual Meeting of Stockholders in May 2014, 93.6% of votes cast on our advisory vote on executive compensation (say-on-pay proposal) were voted in favor of the proposal.

2016 Performance Highlights

To put the compensation decisions in context, the following summarizes the Company’s financial results for 2016:

•                  Revenues increased by $67.5 million (3.5%) to $2.0 billion from 2015; operating income decreased by $10.1 million (14.9%) from 2015; and earnings per share decreased by 28.2% to $0.51 per share compared to $0.71 per share in 2015. The primary reason for the declines in operating income and earnings per share was the impact of pre-tax job losses of $54.8 million for five Texas Heavy Civil Division projects.  The Company has announced a process through which it intends to sell that division.

•                  Total stockholder return for the year 2016 increased by 4.5%.  During 2016, our share price increased from $22.03 per share at December 31, 2015 to $22.78 per share at December 30, 2016.

•                  In 2016, cash flow from operations was $62.6 million, an increase of $14.2 million, compared to 2015 cash flow from operations of $48.4 million.  At December 31, 2016, year-end cash and cash equivalents was $135.8 million, a decrease of $25.3 million, compared to December 31, 2015 year-end cash and cash equivalents of $161.1 million.

•                  Total backlog increased by $710 million to a record level of $2.798 billion at December 31, 2016 from $2.088 billion at December 31, 2015.

•                  Tangible net worth increased by $14.7 million to $337.3 million.

Compensation Philosophy

Our goal is to create an executive compensation program that will appropriately reward our executives for their roles in creating both near-term and long-term value for our stockholders without encouraging or rewarding excessive risk. The Compensation Committee is charged with reviewing our executive officers’ cash compensation and equity holdings to determine whether these provide adequate incentives and motivation to our executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies within our industry in light of our performance.  Our goal is to be competitive with other similarly situated companies in our industry and to attract, retain and motivate key executives.

Processes and Procedures for Determining Executive Compensation

The following describes the roles of the key participants and sources of information in the process of setting compensation.

The Role of the Compensation Committee

The Compensation Committee reviews and approves compensation and benefit policies and objectives, determines whether our officers, directors and employees are compensated in general in accordance with these objectives, and carries out certain of the Board’s responsibilities relating to the compensation of our executives. The Compensation Committee operates under a charter approved by the Board. All of the Compensation Committee members meet the NASDAQ independence standards, are “Non-employee” Directors as defined by the Exchange Act and are “outside Directors” as defined by Section 162(m) of the Internal Revenue Code.

For our executive’s compensation, the Compensation Committee approves the structure of the compensation program.  In addition, the Committee directly sets compensation for the Company’s senior officers, including all NEOs. The Compensation Committee is involved in all matters where approval is appropriate for tax or regulatory reasons.

The Role of the Board of Directors

The Board provides final approval of Compensation Committee recommendations for compensation changes for the executive officers. This approval is obtained at an independent Director session without the presence of management Directors.

The Role of Executives

Our CEO is responsible for reviewing the compensation and performance of all the executive officers. He makes recommendations to the Compensation Committee for adjustments in compensation, for annual short-term bonus amounts and for any other compensation changes. The Compensation Committee uses the CEO’s recommendations and its evaluation of current individual and business performance and historical individual and business performance to review and approve annual bonus amounts. Our CEO is not present during and does not participate in the discussion of any elements of his compensation with the Compensation Committee.

Our CFO facilitates the sharing of information among the Company, the compensation consultant and the Compensation Committee. In this role, he communicates with the compensation consultant at the direction of the Compensation Committee.

The Role of External Advisors

The Compensation Committee has engaged Pay Governance, LLC as an independent consulting resource to help it with its responsibilities. When requested, information and advice provided by Pay Governance may include reviews and critique of our executive compensation philosophy and strategies; a competitive analyses of competition program design; and presentations updating market trends. Pay Governance attends Compensation Committee meetings as requested by the Compensation Committee and conducts private meetings with the Compensation Committee without management representatives at the Committee’s request.

The Role of Benchmarking

We believe that it is helpful when making compensation-related decisions to be aware of current practices at similarly situated publicly held companies in engineering, construction and related industries. The Compensation Committee periodically considers the compensation levels at other companies in our industry. We do not view benchmarking as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us.  In using its collective judgment in setting executive pay, the Compensation Committee may use benchmarking as one consideration; however, at this time the Compensation Committee’s decisions are based primarily on recommendations from our CEO, the Compensation Committee’s evaluation of the executive’s performance, the overall Company performance and our compensation strategy.  We reviewed the most recent proxy information available for the following 10 publicly traded engineering and construction companies (primarily 2015 information):  Chicago Bridge & Iron Company, EMCOR Group, Inc., Fluor Corporation, Granite Construction, Inc., KBR, MasTec, Inc., Matrix Service Company, Quanta Services, Inc., Sterling Construction Company, Inc. and Willbros Group, Inc.  We found that our CEO’s total 2016 compensation was in the lower third of the peer companies’ CEOs on an absolute basis and in the lower third when total compensation was normalized for annual revenue.

Components of Executive Officer Compensation

The primary elements of our executive officer compensation program are base salary and an annual short-term bonus.  While the two primary components of executive compensation are related, each is a distinct part of overall compensation. The executive officers also participate in the Company’s LTR Plan through which can accumulate equity at a discounted price.

•                  Base salary provides a fixed level of cash compensation that recognizes the value of an individual’s role in the Company. Salary is influenced by the executive’s specific role and responsibilities, the executive’s skill and performance and the executive’s experience, as well as the executive’s future potential and internal pay equity. Salary is also influenced by the Committee’s view on internal equity and consistency.

•                  Annual short-term bonuses provide a cash incentive bonus to focus executives on achieving key operational and financial objectives within a yearly time horizon and to provide a reward for annual performance results.  In general, we do not have a specific award opportunity target amount.  All our executive officers are participants in the LTR Plan and annual bonus amounts are paid out under the terms of that Plan.

The LTR Plan combines elements of an annual bonus and a longer-term equity opportunity with the intent to provide an incentive for continuing employment. Under terms of the LTR Plan, annual bonus amounts are paid over a two-year period with one-half of the amount payable immediately and one-half deferred for one year. The deferred amount is a general obligation of the Company, but provides no interest or other income to the participants. Except in the case of death, disability or involuntary separation from service, the deferred compensation is generally vested to the participant only if employed by the Company on the payment date of bonus amounts the following year. The amount of compensation deferred under this plan is calculated each year based on 50 percent of the current year bonus amount.  Participation in the LTR Plan is based on the recommendation of a senior manager and approval of the CEO and is elective to each participant. Participants can voluntarily resign from the plan prior to the end of each calendar year.

For the 2016 participants, the LTR Plan allows each participant the opportunity to designate 1/6 (16.67%) of their annual bonus to purchase Company Common Stock at a 25% discount to the average market price of the Company’s shares for the month of January 2017, which was $23.38 per share, resulting in LTR Plan shares available for purchase at $17.54 per share.  The designation must have been made prior to the end of January 2017.  Discounted shares purchased cannot be sold for six months after issuance. Shares are issued under the provisions of our 2013 Long-term Incentive Equity Plan (“2013 Equity Plan”) which was approved by our stockholders and adopted by the Company on May 3, 2013.  For 2016, all the NEOs designated the maximum number of shares allowed under the Plan.

•                  Benefit plans provide for opportunities to contribute to retirement savings and promote health and wellness.  We have established and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans.  These plans are available to all employees and do not discriminate in favor of executive officers. From time to time, we may provide perquisites to our executives that are not available to our employees generally.

Compensation Committee Pay Decisions

2016 Base Salary Amounts

In accordance with Company practices, base salaries for all employees are reviewed annually in July. For the NEOs, with the exception of the CEO, the Committee reviewed the recommendations from Mr. King.  The following table shows changes approved by the Compensation Committee, effective July 4, 2016:

Name	2016 Base Salary ($)	2015 Base Salary ($)	$ increase
David L. King	685,000	685,000	—
Peter J. Moerbeek	500,000	490,000	10,000
Thomas E. McCormick (1)	525,000	N/A	N/A
John M. Perisich	420,000	400,000	20,000
Timothy R. Healy	440,000	425,000	15,000
Scott Summers	440,000	425,000	15,000

(1)         Mr. McCormick’s employment began on April 5, 2016.

2016 Annual Short-Term Bonus Amounts

Measurable Performance Amounts

As noted earlier, the annual bonus amounts for both Mr. King and Mr. McCormick included both a measurable performance amount and a discretionary amount.  For each executive, the measurable performance amount provided a potential bonus of up to 75% of his salary. The Compensation Committee approved Mr. King’s 2016 targets on February 24, 2016, and the Compensation Committee approved Mr. McCormick’s 2016 targets (for the nine months after his hiring in April 2016) on May 2, 2016.

For 2016, the Compensation Committee established two measurable goals for each executive.  For Mr. King the goals were for earnings per share (EPS) and new business taken (as determined by ending total backlog).  For Mr. McCormick, the goals were for operating income and new business taken (as determined by ending total backlog.  For each executive, the targets were given equal weighting. Thus, a potential amount equal to 37.5% of the executive’s annual salary could be earned upon attainment of each goal. The Committee believed that these two measures, one for current year financial performance and one related to future financial performance, would encourage the executives to improve performance on both an annual and future basis which should lead to sustained growth and enhanced shareholder value. The measure for current year financial performance for our CEO was based on the measure most seen by investors, i.e. earnings per share.  The measure for current year financial performance for our COO was based on operating earnings, a target that best reflects his overall financial focus.  For both executives, ending backlog was used as the best surrogate to measure the new business taken which will generate future earnings.

For each measure, the Compensation Committee established a minimum target, a maximum target and a target range between the two amounts.  On attainment of the minimum target, 25% of the potential amount for the target would be earned by the executive.  The remaining 75% of the potential amount would be earned on performance between the minimum and maximum amounts which was calculated on a pro-rata basis ratably for the target range.

In establishing the minimum and maximum targets for the operating income and EPS performance goals, the Compensation Committee used the 2016 Plan that was approved by the Board of Directors.  The minimum performance targets were established at performance at 90% of the approved financial plan amounts, and the maximum performance targets were established at 110% of the approved financial plan amounts.

To establish the minimum target for ending total backlog, the Compensation Committee used the ending total backlog amount at December 31, 2015.  The maximum amount was established by increasing the December 31, 2015 ending total backlog amount by 15%.

The actual results for 2016 were as follows.  The company did not attain the minimum performance targets for the operating income and EPS targets resulting in neither executive receiving a bonus for these targets.  The actual ending total backlog exceeded the maximum target amount, so each executive received 100% of their performance target goal.

The measurable bonus amount for Mr. King was 37.5% of his base salary, or $256,875.  The measurable bonus amount for Mr. McCormick was 37.5% of his annual salary (for the last nine months of 2016), or $147,656.

Discretionary Amounts

The Compensation Committee recognizes that historically there have been no specific targets against which to calculate annual bonus amounts for most of the executives, except for the CEO and COO as discussed above. At the end of the year, the CEO and the Compensation Committee review the overall performance of the Company and the contributions made by the top executives.

In determining its recommendations for 2016 short-term bonus amounts for the six persons under its purview, the Compensation Committee considered the Company’s specific performance as summarized in the 2016 Highlights section above, the Company’s performance in comparison to its peers and the Company’s progress toward attaining our strategic objectives. Consideration of the discretionary bonus amounts for each NEOs, excluding the CEO, included a discussion with the CEO who made his recommendations.

Separately, the Committee reviewed Mr. King’s performance for determining the discretionary part of his bonus. In addition to the financial performance of the Company, the Committee considered non-financial measures, such as the continuing improvements in the Company’s safety record during 2016, the improvements in overall risk management processes and procedures, the collection of large outstanding receivable and the sales efforts to achieve a record backlog at the end of 2016.  The Committee recommended a discretionary bonus amount of $500,000 for 2016.

The Compensation Committee then met in executive session to make the NEO bonus recommendations using its professional judgment and experience and a comparison to prior performance and annual period levels.  The Compensation Committee approved overall bonus amounts for the Company and recommended annual bonus amounts for the NEOs. These recommendations were approved by the independent Directors of the Board, voting in an executive session.

The following table lists the discretionary bonus amounts for 2016 and 2015.

Name	2016 Bonus Discretionary Amount ($)	2015 Bonus Discretionary Amount ($)	$ increase
David L. King	500,000	500,000	—
Peter J. Moerbeek	350,000	335,000	15,000
Thomas E. McCormick (1)	250,000	N/A	N/A
John M. Perisich	350,000	335,000	15,000
Timothy R. Healy	175,000	250,000	(75,000)
Scott Summers	400,000	500,000	(100,000)

(1)         Mr. McCormick’s employment began on April 5, 2016.

Equity Awards

All of the NEOs are participants at the maximum level in the LTR Plan.  The executives designated a total of $388,283 of their bonus amount to purchase 22,137 shares in total, representing approximately 34% of the total shares purchased by all participants in the LTR Plan.

Other Compensation Items

Pay Recoupment (Clawback) Policy

We employ the following clawback policy that applies to executive officers. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company as a result of misconduct with any financial reporting requirement under the securities laws, any participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the twelve (12) month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. The Board has sole discretion to make any and all decisions under this policy.

The SEC has proposed new rules that could affect the Company’s clawback policies. When the rules are finalized, the Company will update its policies to be in compliance.

Risk Assessment

The Compensation Committee considered the risks associated with the Company’s compensation policies and practices for executive officers and determined that it did not identify any risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was based on the following considerations:

•                  Extensive stock ownership by the executive management team.

•                  Conservative amount of the discretionary annual incentive compensation.  Since 2008, the largest annual incentive award made to an individual has not exceeded $500,000.

•                  Balanced approach to viewing Company performance and determining bonuses.

•                  Long-term nature of the executive team evidenced by negligible turn-over in executive management over time.

Executive Ownership Guidelines

We encourage our executives to own Company Common Stock because we believe that stock ownership provides a strong alignment of interests between executives and stockholders. Because many of our executives were significant owners in our predecessor companies or acquired significant stock ownership at the time of an acquisition, the Compensation Committee does not believe that a specific stock ownership goal would be meaningful at this time.

Tax Matters

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million in any one year with respect to its CEO and each of the next three most highly compensated executive officers (excluding the CFO). Certain performance-based compensation, however, is not subject to the deduction limit. The Company structured the 2013 Equity Plan with the intention that certain performance awards made under the plan would qualify for tax deductibility. The Compensation Committee recognizes that certain incentive or retention stock awards may not qualify for tax deductibility above the Section 162(m) $1 million limitation; however, the Committee believes that the measurable performance bonus amounts paid to Mr. King and Mr. McCormick qualify as not being subject to the deduction limit.

Employment Agreements for Named Executive Officers

At the time of his selection as CEO, effective August 1, 2015, the Company entered into a five year employment agreement with David L. King, setting out his annual base salary, plus a discretionary performance bonus opportunity and a measurable performance bonus opportunity, both of which can be paid in cash or discounted stock.  In the event of termination without cause, by death, disability or change of control, certain severance benefits will be paid, including a lump sum payment of 100% of base salary, a pro rata portion of a bonus, up to one year of the employee’s share of the premium for Cobra medical benefits, and acceleration of any shares obtained through bonus amounts.

At the time of his hire as COO, effective April 5, 2016, the Company entered into a five year employment agreement with Thomas E. McCormick, setting out his annual base salary, issuance of restricted stock units plus a discretionary performance bonus opportunity and a measurable performance bonus opportunity. In the event of termination without cause, by death, disability or change of control, certain severance benefits will be paid, including a lump sum payment of 100% of base salary, a pro rata portion of a bonus, up to one year of the employee’s share of the premium for Cobra medical benefits, and acceleration of any shares obtained through bonus amounts.

During the third quarter of 2016, the Company entered into a five year employment agreement with all of its other NEOs.  The agreements set out annual base salary plus a performance bonus opportunity.  In the event of termination without cause, by death, disability or change of control, certain severance benefits will be paid, including a lump sum payment of 100% of base salary, a pro rata portion of a bonus, up to one year of the employee’s share of the premium for Cobra medical benefits, and acceleration of any shares obtained through bonus amounts.

All of the employment agreements contain certain restrictive covenants that prohibit the executives from disclosing information that is confidential to us and our subsidiaries and generally prohibit them, during the employment term and for two years thereafter, from soliciting or hiring our employees or our subsidiary employees and from using our confidential information to divert any customer business from us, or to otherwise alter the manner in which a customer does business with us.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included herein and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Stephen C. Cook (Chairman)

Peter C. Brown

Robert A. Tinstman

Compensation Tables

Summary Compensation Table.  The following table and accompanying notes provide summary information with respect to total compensation earned or paid by us or our subsidiaries to our NEOs.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock or Option Awards ($) (3)	All Other Compensation (4)	Total ($)
David L. King,	2016	685,000	656,875	5,364	83,193	1,430,432
President and
Chief Executive Officer	2015	599,712	514,271	2,669	53,810	1,170,462

	2014	385,096	400,000	1,500,000	17,431	2,302,527

Peter J. Moerbeek	2016	495,193	350,000	15,308	46,530	907,031
Executive Vice
President,	2015	491,635	335,000	9,283	27,695	863,613
Chief Financial
Officer	2014	448,173	325,000	2,858	14,202	790,233

Thomas E. McCormick (5)	2016	383,654	397,656	2,200,000	53,232	3,034,542
Chief Operating Officer
	2015	—	—	—	—	—

	2014	—	—	—	—	—

John M. Perisich	2016	410,384	350,000	—	44,301	804,685
Executive Vice
President and	2015	394,712	335,000	—	29,726	759,438
General Counsel
	2014	360,096	325,000	—	17,281	702,377

Timothy R. Healy	2016	445,712	175,000	—	28,217	648,929
Co-President,
ARB, Inc.	2015	440,674	250,000	—	28,769	719,443
(Industrial)
	2014	404,135	250,000	—	20,651	674,786

Scott Summers	2016	447,996	400,000	—	38,952	886,948
Co-President,
ARB, Inc.	2015	440,674	500,000	—	31,367	972,041

	2014	404,135	125,000	—	21,898	551,033

(1)                      Salary includes all regular wages paid to the NEO and any amount that was voluntarily deferred by the NEO pursuant to our 401(k) Plan.

(2)                     Bonus amounts shown in this column includes any bonus amount that has been deferred to the following year under the Company’s LTR Plan. Participants in the LTR Plan must defer 50% of the annual award. Except in case of death, disability, retirement, involuntary separation from service, or approval by a special LTR Plan committee, the deferred compensation amount is paid to the participant only if employed by the Company on the payment date of bonus amounts the following year.

(3)                     On May 3, 2013, the Board entered into an RSU Agreement granting 100,000 Units to Mr. Moerbeek under the 2013 Equity Plan.  Each Unit represents the right to receive one share of Common Stock. Commencing annually on May 10, 2014 and ending April 30, 2017, the Units vest in four equal installments.  As of April 6, 2017, a total of 75,000 Units had been vested, with the vested Units accruing “Dividend Equivalent Units” (as defined in the 2013 Equity Plan) which are reflected as additional compensation earned by Mr. Moerbeek.  At April 6, 2017, there were a total of 1,489 Dividend Equivalent Units accrued and vested.  A total of 25,000 Units will vest on April 30, 2017.

On March 24, 2014, the Board entered into an RSU Agreement granting 48,512 Units to David L. King, our CEO.  The Units vested 50% on September 23, 2015 and 50% on March 23, 2017.  The vested Units accrue “Dividend Equivalent Units” (as defined in the 2013 Equity Plan) and are reflected as additional compensation earned by Mr. King. At April 6, 2017, there were a total of 501 Dividend Equivalent Units accrued and vested.

On April 5, 2016, the Board entered into an RSU Agreement granting 92,321 Units to Thomas E. McCormick, our COO.  Such Units vested 25% on April 5, 2017, 25% vest on April 5, 2018 and 50% vest on April 5, 2019. The vested Units accrue “Dividend Equivalent Units” (as defined in the 2013 Equity Plan) and are reflected as additional compensation earned by Mr. McCormick.  As of April 6, 2017 there were a total of 23,080 Units vested.

The amount shown in this column represents the aggregate grant date fair value of the Units granted by our Board of Directors computed in accordance with FASB ASC Topic 718.  The fair value on the grant date for Mr. Moerbeek’s Units was $21.98 per share, for Mr. King the fair value was $30.92 per share and for Mr. McCormick the fair value was 23.83 per share.  Each fair value was based on the market closing price of our stock on the grant date. These amounts reflect our accounting expense to be recognized over the vesting period of the Units awarded, and do not correspond to the actual value that will be recognized by the NEO.  No other Units were granted to our NEOs in 2016.

(4)                     All other compensation for the NEOs includes the following:

	Year	Non-Equity Incentive Plan Compensation ($) (a)	Personal Use of Company Auto ($)	Personal Use of Company Airplane ($) (b)	Company paid contributions to Employee 401(k) savings account ($)	Relocation Reimbursement ($)	Total Other Compensation ($)

David L. King	2016	45,567	8,879	18,347	10,400	—	83,193
	2015	19,807	7,774	15,829	10,400	—	53,810
	2014	4,790	7,391	—	5,250	—	17,431

Peter J. Moerbeek	2016	24,280	11,850	—	10,400	—	46,530
	2015	12,903	11,400	—	3,392	—	27,695
	2014	3,893	10,310	—	—	—	14,202

Thomas E. McCormick (5)	2016	27,587	9,000	—	1,280	15,365	53,232
	2015	—	—	—	—	—	—
	2014	—	—	—	—	—	—

John M. Perisich	2016	24,280	9,621	—	10,400	—	44,301
	2015	12,903	6,423	—	10,400	—	29,726
	2014	3,893	2,989	—	10,400	—	17,281

Timothy R. Healy	2016	12,140	5,677	—	10,400	—	28,217
	2015	9,629	8,740	—	10,400	—	28,769
	2014	2,995	7,256	—	10,400	—	20,651

Scott Summers	2016	19,257	1,710	—	10,400	—	31,367
	2015	19,257	1,710	—	10,400	—	31,367
	2014	1,498	9,233	767	10,400	—	21,898

(a)         All of the NEOs are participants in the LTR Plan and have the ability to purchase Company Stock at a 25% discount to the market price using up to one sixth of the participant’s current year earned bonus amount.  For 2016 participants, the discounted price was $17.54 per share based on the average closing price of the shares in January 2017. For 2015 participants, the discounted price was $16.75 per share based on the average closing price of the shares in December 2015. For 2014 participants, the discounted price was $16.84 per share based on the average closing price of the shares in December 2014. The amounts shown in this column represent the difference between the discounted purchase price and the market price on the date that the executive was issued the shares.

(b)         The Company determined the value of personal use of the Company aircraft by the aggregate incremental cost to the Company, based on the cost of fuel, trip-related maintenance, crew travel expenses, landing fees, trip-related hangar costs and smaller variable costs. For tax purposes, income is imputed to the executive for non-business travel based on a multiple of the Standard Industry Fare Level (SIFL) rates.

(5)                     Effective April 5, 2016, Mr. McCormick was appointed as Chief Operating Officer and entered into a five-year employment agreement.

Grants of Plan-Based Awards, Outstanding Equity Awards at Fiscal Year-End, Options Exercised and Stock Grants Vested

The following table sets forth information regarding the Units granted to our NEOs during 2013 through 2016 under the 2013 Equity Plan.

Grants of Plan-Based Awards

	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (a)	Grant Date Fair Value of Stock and Option Awards ($) (b)

Peter J. Moerbeek	May 3, 2013	100,000	2,198,000

David L. King	March 24, 2014	48,512	1,500,000

Thomas E. McCormick	April 5, 2016	92,321	2,200,000

(a)         The Unit awards reported in this column and the “Grant Date Fair Value of Stock and Option Awards” column represent long-term equity incentive awards granted by the Board of Directors under the 2013 Equity Plan.  Excluded from this table are the Dividend Equivalent Units provided for under the RSU Agreement grant, totaling 1,990 Dividend Equivalent Units accrued and vested at April 6, 2017.  These equity awards are disclosed in the Summary Compensation Table for fiscal years 2016 and 2015 and the Outstanding Equity Awards at Fiscal Year-End table and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.

(b)         The fair value of the Units are based on the closing market price of our Common Stock on the grant date.

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
	Stock Grant Date	Number of Shares or Units of Stock That Have Not Vested (a)	Market Value of Shares or Units of Stock That Have Not Vested ($) (b)

Peter J. Moerbeek	May 3, 2013	25,000	569,500

Thomas E. McCormick	April 5, 2016	92,321	2,103,072

(a)         Equity awards listed in this column represent Units awarded to the NEOs under the 2013 Equity Plan.

A total of 25,000 Units granted to Mr. Moerbeek vest annually beginning on May 10, 2014 and ending April 30, 2017.  As of April 6, 2017, a total of 75,000 Units had vested, with a total of 1,489 “Dividend Equivalent Units” (as defined in the 2013 Equity Plan) accrued and vested as of April 6, 2017.  An additional 25,000 Units will vest on April 30, 2017.

On April 5, 2016, the Board granted 92,321 Units to Thomas E. McCormick. Such Units vested 25% on April 5, 2017, 25% vest on April 5, 2018 and 50% vest on April 5, 2019. Additional Units will be earned as “Dividend Equivalent Units” on vested Units. As of April 6, 2017 there were a total of 23,080 Units vested, with a total of 55 “Dividend Equivalent Units” (as defined in the 2013 Equity Plan).  A total of 23,080 Units vested on April 5, 2017.

(b)         Market value is calculated by multiplying the number of Units that have not vested by the closing market price of our Common Stock on December 31, 2016, which was $22.78 per share.

There were no other grants of plan-based awards to the NEOs during the calendar years 2016, 2015 or 2014. The LTR Plan provides participants an option to buy shares at a discount but does not grant shares of stock. The purchased shares are issued under the 2013 Equity Plan.

Equity Compensation Plan Information

The Company has adopted a long-term incentive plan for certain managers and its senior executives.  The plan provides for both the required deferral of one-half of each participant’s annual earned bonus for one year and allows the participant the opportunity to purchase Company Common Stock at a 25% discount to the market price for up to one-sixth of the participants earned bonus amount. Shares are issued under provisions of the 2013 Equity Plan. Other than the Units issued to our COO, there were no other grants of plan-based awards made in the current fiscal year.

The following table lists the number of shares of Common Stock purchased by the NEOs under the long-term incentive plan for each year:

	2016 No. of Shares	2015 No. of Shares
David L. King	6,242	5,118
Peter J. Moerbeek	3,326	3,334
Thomas E. McCormick	3,779	—
John M. Perisich	3,326	3,334
Timothy R. Healy	1,663	2,488
Scott Summers	3,801	4,976
Total issued to Named Executive Officers	22,137	19,250

Each of the NEOs purchased the maximum number of shares allowed under the terms of the LTR Plan, representing 33.8% and 26.1% of the purchases for the 2016 and 2015 LTR Plan years, respectively.

Potential Payments Upon Termination

The Company has an employment agreement with each of the NEOs.  The terms of the employment agreements provide that we must pay certain severance benefits in the event the NEO is terminated by us for any reason other than for “cause”, including salary continuation for a twelve month period.

The following table shows amounts that would be payable to each of our NEOs under the scenario that the executive is terminated without cause or leaves due to death or disability. The table assumes that the terminating event occurs on June 30, 2017.

	Base Salary (1)	Equity (2)	Bonus (3)	Health Care Benefits (4)	Accrued Vacation (5)	Total
David L. King	$685,000	$2,665	$428,386	$17,628	$39,519	$1,173,198
Pete Moerbeek	$500,000	$4,146	$292,500	$6,448	$28,846	$831,940
Thomas E. McCormick	$525,000	$2,105,578	$131,250	$19,060	$30,288	$2,811,177
John M. Perisich	$420,000	$—	$272,500	$19,060	$24,231	$735,791
Timothy R. Healy	$451,000	$—	$237,750	$19,060	$26,019	$733,829
Scott E. Summers	$455,400	$—	$363,850	$19,060	$26,273	$864,583

(1)         Calculated as a lump sum payment equal to one year’s base salary.

(2)         Represents accelerated vesting, as of June 30, 2017, of Units granted under the terms of the RSU Agreement and the accelerated vesting of “Dividend Equivalent Units”.  The value is based on the closing price of our Common Stock at December 31, 2016.  Other than the Units granted under the RSU Agreements, there have been no stock options or other stock compensation granted to any NEO.

(3)         In the event of termination without cause, or by death or disability, calculated as a lump sum payment equal to the bonus amount that would have been paid for the calendar year in which the termination occurs, determined after the end of the calendar year, pro rata to the date of termination. For purposes of this table, it was assumed that 25% of base salary would be paid. In addition, for participants in the Company’s Retention Plan, includes any deferred amounts in accordance with the terms of that plan.

(4)         In the event of the executive’s termination without cause or disability, he is entitled to one year of healthcare benefits. The amount reflects both the employee and employer portion of health care premium costs.

(5)         Each executive is allowed an accrual of up to three weeks of vacation. For purposes of this table, it was assumed that the full three weeks would be paid upon termination.

Retirement Plans

We contribute to two plans that provide benefits to all employees. The plans do not provide any benefits for any executives other than those provided to all employees.

Our 401(k) Plan is qualified as an employee retirement plan under Section 401(a) and 401(k) of the Internal Revenue Code. Participation is optional for employees once they are eligible to participate.

We also provide for a “Registered Retirement Saving Plan—Deferred Profit Sharing Plan” for certain Canadian employees. We make contributions based on a percentage of the amount of income deferred by the employee. No NEO is eligible for this plan.

2013 Equity Incentive Plan

Background. In July 2008, the stockholders approved and the Company adopted the Primoris Services Corporation 2008 Long-term Incentive Equity Plan, which was replaced by the Primoris Services Corporation 2013 Equity Incentive Plan (“2013 Equity Plan”), approved by the stockholders and adopted by the Company on May 3, 2013.

The principal purpose of our 2013 Equity Plan is to provide incentives for our officers, employees and consultants, as well as the officers, employees and consultants of any of our subsidiaries.  In addition to awards made to officers, employees or consultants, the 2013 Equity Plan permits us to grant options or other equity securities to our Directors.

At the time of the adoption of the 2013 Equity Plan, 2,526,275 shares of our Common Stock were reserved for issuance. On May 3, 2013, the Board granted 100,000 Units to Mr. Peter J. Moerbeek, on March 24, 2014 granted 48,512 Units to Mr. David L. King and on April 5, 2016 granted 92,321 Units to Mr. Thomas E. McCormick and 8,232 additional Units granted during 2016.  Each Unit represents the right to receive one share of the Company’s Common Stock.  Each grant also provides for “Dividend Equivalent Units”, which provide additional Units to the participants. Other than these Unit grants, at December 31, 2016, there were no options issued to purchase our shares, no other stock based awards granted and there were no shares of restricted stock granted under the 2013 Equity Plan.

Shares of Common Stock that are forfeited or terminated will be available for future award grants under the 2013 Equity Plan. Any surrendered shares of previously owned stock by a participant used to cover the option exercise price or their withholding tax liability associated with an option exercise, may be added to the number of reserved shares available under the 2013 Equity Plan, subject to approval by the Board or the Compensation Committee, and relevant provisions in the 2013 Equity Plan.

Award Limitation.  No individual may be granted awards under the 2013 Equity Plan representing more than 200,000 shares of our Common Stock in any calendar year, which would include awards of stock options or SARs, stock awards and Units or performance shares.

Administration. The 2013 Equity Plan is administered by our Compensation Committee and our Board. To administer the 2013 Equity Plan, the Compensation Committee recommends to the Board, among other things:

•                  The persons to whom awards may be granted;

•                  The specific type of awards to be granted;

•                  The number of shares subject to each award;

•                  Option or share prices;

•                  Any restrictions or limitations on the awards; and

•                  Any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Compensation Committee must consist of at least two members of our Board, each of whom is an “outside independent Director” within the meaning of that section. Our Board will administer the 2013 Equity Plan with respect to awards to non-employee independent Directors.

Eligibility.  We may grant awards under the 2013 Equity Plan to employees, officers and Directors. In addition, we may grant awards to consultants who are deemed to have rendered, or to be able to render, significant services to us and who are deemed to have contributed, or to have the potential to contribute, to our success.

Awards.  The 2013 Equity Plan provides that we may grant awards of the following types of securities, among others:

•                  “incentive” stock options, as defined in Section 422 of the Code, and options that are not qualifying incentive options;

•                  stock appreciation rights to participants who have been, or are being, granted stock options under the 2013 Equity Plan;

•                  restricted stock; and

•                  other stock-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock.

Accelerated Vesting and Exercisability.  The following events will cause acceleration in the vesting with respect to awards granted under the 2013 Equity Plan, subject to any limitations of Section 409A of the Internal Revenue Code:

•                  If any one person, or more than one person acting as a group, acquires the ownership of our Common Stock that, together with the Common Stock held by such person or group, constitutes more than 50% of our total fair market value or of our combined voting power and our Board does not authorize or otherwise approve such acquisition; and/or

•                  The Compensation Committee may accelerate such vesting if there is an acquisition by any one person or more than one person acting as a group, together with the acquisition during the 12-month period ending on the date of the most recent acquisition by such person or persons, of our assets that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of our assets immediately before such acquisition or acquisitions, or if any one person or more than one person acting as a group acquires the ownership of our Common Stock that, together with the

Common Stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of our Common Stock, which has been approved by our Board.

Additional Equity Compensation Plan Information

As shown in the table that follows, we have used the 2013 Equity Plan (and its 2008 predecessor plan) to issue shares of Common Stock and Units to our employees, and as part of their compensation, to our non-employee Directors.  Under the LTR plan, participants have the opportunity to purchase shares of Common Stock from the Company at a discount to market for up to one-sixth of their annual bonus award.

Plan category	Shares Awarded or Granted to Employees	Shares Awarded to Non-employee Directors	Shares remaining at end of period
Years 2008 through April 2013	338,745	54,980	1,126,275
Shares available at adoption of the 2013 Equity Plan	—	—	2,526,275
Shares issued June 2013 to December 2015	174,283	39,573	2,312,419
Shares issued January 2016 to December 2016	85,907	22,195	2,204,317
Shares issued January 1, 2017 through April 6, 2017	65,429	11,784	2,127,104

The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants, and rights as part of the Company’s 2013 Equity Plan as of April 6, 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights under equity plan (1)	Weighted-average grant or exercise price per share of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	251,055	$24.46	1,876,049
Equity compensation plans not approved by security holders	—	—	—
Total	251,055	$24.46	1,876,049

(1)         Equity awards listed represent Units and Dividend Equivalents awarded through the RSU Agreements under the 2013 Equity Plan.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the 2017 Annual Meeting. The person(s) named in your proxy will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. Discretionary authority for them to do so is contained in the proxy.

SEC rules permit companies, brokers, banks or other intermediaries to deliver a single copy of this Proxy Statement and Annual Report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our Proxy Statement and Annual Report. If you would like to opt out of this practice for future mailings and receive separate Proxy Statements and Annual Reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary.

Stockholders sharing an address that are receiving multiple copies of the Proxy Statement or Annual Report can request delivery of a single copy of the Proxy Statement or Annual Report by contacting their broker, bank or other intermediary or sending a written request to the Company at Primoris Services Corporation, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201, Attention: Investor Relations, or by contacting us at (214) 740-5600. You may also obtain a separate Proxy Statement or Annual Report without charge by sending a written request to the above address. We will promptly send additional copies of the Proxy Statement or Annual Report upon receipt of such request.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is being mailed to all stockholders of record with this Proxy Statement. The Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC is available without charge upon written request to:

Primoris Services Corporation
2100 McKinney Avenue, Suite 1500
Dallas, Texas 75201
Attention: Investor Relations

Any stockholder or stockholder’s representative, who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting, may request reasonable assistance or accommodation from us by contacting Primoris Services Corporation, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201, or at (214) 740-5600. To provide us with sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by April 28, 2017.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By Order of the Board of Directors,

John M. Perisich
Executive Vice President, General Counsel and Secretary

PRIMORIS SERVICES CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 5, 2017
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brian Pratt as Proxy holder, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all eligible shares of Common Stock of Primoris Services Corporation, held of record by the undersigned as of April 6, 2017, which the undersigned may be entitled to vote at the 2017 Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on Friday, May 5, 2017, at the Ritz-Carlton Hotel, located at 2121 McKinney Avenue, Dallas, Texas 75201, and any continuation(s), postponement(s) or adjournment thereof.

IMPORTANT—PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Board of Directors recommends a vote “FOR” all proposals.

Please Mark Here for Address Change or Comments – SEE REVERSE SIDE	☐

Proposal 1— Election of Class C Directors—The Board recommends a vote “FOR” each listed nominee as a Director for a three-year term expiring in 2020:

Nominees:
01—Robert A. Tinstman	FOR	WITHHOLD
	☐	☐

02—David L. King	FOR	WITHHOLD
	☐	☐

03—John P. Schauerman	FOR	WITHHOLD
	☐	☐

		FOR	AGAINST	ABSTAIN
Proposal 2— To provide a non-binding advisory vote approving the Company’s executive compensation program.		☐	☐	☐

	THREE YEARS	TWO YEARS	ONE YEAR	ABSTAIN
Proposal 3— To provide a non-binding advisory vote on the proposed timeline for seeking executive compensation advisory votes in the future.	☐	☐	☐	☐

		FOR	AGAINST	ABSTAIN

Proposal 4— Ratification of Appointment of Moss Adams, LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2017 — The Board recommends a vote “FOR” ratification of Moss Adams, LLC as the Company’s Independent Registered Public Accountant.

		☐	☐	☐

This Proxy, when properly executed, will be voted according to your instructions. If no instructions are given but the proxy is signed, this Proxy will be voted for ALL the nominees listed in Proposal 1, FOR on Proposal 2, for THREE YEARS for Proposal 3 and FOR on Proposal 4.  In his discretion, the Proxy holder is authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature:	Date:

Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in full partnership name by an authorized person.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

PRIMORIS SERVICES CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 5, 2017
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brian Pratt as Proxy holder, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all eligible shares of Common Stock of Primoris Services Corporation, held of record by the undersigned as of April 6, 2017, which the undersigned may be entitled to vote at the 2017 Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 5, 2017, at the Ritz-Carlton Hotel, located at 2121 McKinney Avenue, Dallas, Texas 75201, and any continuation(s), postponement(s) or adjournment thereof.

IMPORTANT—PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (mark the corresponding box on the reverse side)